SHARED SERVICES AGREEMENT


                    SHARED SERVICES AGREEMENT, dated as of August 29, 1996, 1996, by and between ADVANCED NMR SYSTEMS, INC., a Delaware corporation ("ANMR"), having offices at 46 Jonspin Road, Wilmington, Massachusetts 01887, and Advanced Mammography Systems, Inc., a Delaware corporation ("AMS"), having offices at 46 Jonspin Road, Wilmington, Massachusetts 01887.

                    WHEREAS, ANMR and AMS are parties to that certain Shared Services Agreement, dated October 28, 1992 (the "Original Agreement"), pursuant to which AMS engaged ANMR to provide certain administrative services;

                    WHEREAS, ANMR has developed more accurate systems for allocating expenses among ANMR and AMS and certain other changes have occurred in the relationship between ANMR and AMS since the Original Agreement was entered into;

                    WHEREAS, ANMR and AMS continue to share senior management, outside services, facilities, administrative employees and other employees;

                    WHEREAS, ANMR and AMS desire to terminate the Original Agreement effective upon the execution of this Agreement; and

                    WHEREAS, ANMR and AMS desire to set forth in this Agreement a more accurate method of allocating the services that are shared between each company to be effective retroactively as of October 1, 1996.

                    NOW, THEREFORE, in consideration of the mutual covenants and agreements herein set forth the parties hereto agree as follows:

                    1.   TERMINATION OF ORIGINAL AGREEMENT.  The Original
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          Agreement shall terminate immediately and automatically upon the execution of this Agreement by ANMR and AMS.

                    2.   SHARED SERVICES.  During the term of this
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          Agreement, ANMR and AMS shall provide to each other, as
          indicated, the following services:

                    2.1  Senior Management.  The Designated Executive
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          Officers (as hereinafter defined) shall be employed by both ANMR and AMS and shall be available to perform their respective duties as executive officers of each company and to devote as much time as may be reasonably necessary to the business and affairs of each Company. Each of ANMR and AMS shall pay fifty percent (50%) of the aggregate annual cash compensation of each of the Designated Executive Officers in accordance with the respective employment agreements of each of the Designated Executive Officers. The percentage amount of the annual cash compensation payable by either of ANMR or AMS may be adjusted in the event that the President and Chief Financial Officer of each company determine that circumstances warrant such an adjustment. As used in this Agreement, the term "Designated Executive Officers" means the following persons who act as executive officers of both ANMR and AMS: Jack Nelson, Enrique Levy and Charles Moche.

                    2.2  Administrative Services.  The Administrative
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          Personnel (as hereinafter defined) shall be employed by both ANMR and AMS and shall be available to perform their respective duties as Administrative Personnel of each company and to devote as much time as may be reasonably necessary to the business and affairs of each Company. Each of ANMR and AMS shall pay fifty percent (50%) of the aggregate annual cash compensation of the Administrative Personnel. The percentage amount of the annual cash compensation payable by either of ANMR or AMS may be adjusted in the event that the President and Chief Financial Officer of each company determine that circumstances warrant such an adjustment. As used in this Agreement, the term
          "Administrative Personnel" means personnel of ANMR and AMS who perform secretarial, clerical administrative and in house accounting services.

                    2.3  Facilities.  ANMR shall permit AMS to share the
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          Facilities (as hereinafter defined).  AMS shall reimburse ANMR for expenses incurred by ANMR that relate to AMS' use of the Facilities, including rent, utilities, maintenance charges, and insurance. The reimbursement amount shall be determined by dividing the total amount of expenses for the Facilities by a fraction, the numerator of which is the number square feet of the Facilities occupied by AMS personnel and the denominator of which is the total number of square feet of the Facilities. AMS shall reimburse ANMR for its allocated portion of the expenses of the Facilities upon the receipt by AMS of an invoice from ANMR for such expenses. As used in this Agreement, the term "Facilities" means the offices of ANMR at (i) Two Executive Drive, Fort Lee, New Jersey 07024 and (ii) 46 Jonspin Road, Wilmington, Massachusetts 01887.

                    2.4  Miscellaneous Services and Resources.  ANMR shall
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          permit AMS to utilize other supplies, resources and equipment of
          ANMR as required by AMS and ANMR. The President and the Chief Financial Officer of each of ANMR and AMS shall use their best efforts to allocate the cost of such supplies, resources and equipment to each of ANMR and AMS. AMS shall reimburse ANMR for its allocated portion of such cost upon the receipt by AMS of an invoice from ANMR for such costs.


                    2.5  Outside Services.  ANMR and AMS shall request all
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          outside consultants and independent contractors to provide each company with a separate invoice that allocates expenses associated with services performed by such consultants and independent contractors on behalf of either ANMR or AMS. To the extent that any invoices received by either of ANMR or AMS do not allocate expenses between ANMR and AMS or do not allocate such expenses appropriately, the President and Chief Financial Officer of each company shall determine an appropriate allocation. ANMR and AMS agree to reimburse each other to the extent that any invoices for outside services do not accurately allocate expenses for such services. ANMR and AMS agree to reimburse each other upon the receipt of an invoice for such expenses.

                    3.   TERM.
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                    3.1  The term of this Agreement shall commence
          retroactively as of October 1, 1996 and shall continue through May 31, 2001, unless earlier terminated or extended in accordance with the provisions of this Section 3.

                    3.2 The term of this Agreement shall be automatically extended for two additional one-year periods unless written notice of termination from either party is given at least 90 days prior to the scheduled expiration thereof.

                    3.3 This Agreement may be terminated and any one or more of the services may be reduced in scope or eliminated in its entirety, at any time during the term hereof upon 90 days' prior written notice to the other party.

                    4.   OBLIGATIONS AND RELATIONSHIP.  ANMR shall at all
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          times act as an independent contractor and, notwithstanding anything contained herein, the relationship established hereunder between the parties shall not be construed as a partnership, joint venture or other form of joint enterprise. Except as expressly authorized by a party hereto, no party shall be authorized to make any representations or to create or assume any obligation or liability in respect or on behalf of the other party, and this Agreement shall not be construed as constituting either party as the agent of the other party.

                    5.   LIMITED LIABILITY; INDEMNIFICATION
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                    5.1  ANMR shall not be liable to AMS for any loss,
          claim, expense or damage, including indirect, special, consequential or exemplary damages, for any act or omission performed or omitted by it hereunder so long as its act or omission does not constitute fraud, bad faith or gross negligence. ANMR shall not be liable to AMS for the consequences of any failure or delay in performing any services provided such failure shall be caused by labor disputes, strikes or other events or circumstances beyond ANMR's control and provided further, ANMR shall have provided prompt notice to AMS of its inability to perform services and the reason therefor.

                    5.2 In any action, suit or proceeding (other than an action by or in the right of ANMR or AMS, as the case may be) to which either ANMR or AMS or any of their respective agents or employees performing services hereunder (the "Indemnitee") was or is a party by reason of his or its performance or non-performance of services, either ANMR or AMS, as the case may be, shall indemnify the Indemnitee and hold the Indemnitee harmless from and against expenses, judgments, fines and amounts paid (with the consent of the other party) in settlement actually and reasonably incurred by the Indemnitee in connection therewith if the Indemnitee acted in good faith and provided that the Indemnitee's conduct does not constitute gross negligence, fraud or intentional misconduct.

                    6.   CONFIDENTIALITY.  Any and all information obtained
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          by either party in connection with the services contemplated by this Agreement shall be held in the strictest confidence and not disclosed to any other person without the written consent of the other party.

                    7.   NOTICES.       All notices and other
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          communications permitted or required hereunder shall be in writing and shall be deemed given when delivered by hand to an officer of either party.

                    8.   BINDING EFFECT.  This Agreement and all of the
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          provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors.

                    9.   NO THIRD PARTY BENEFICIARIES.  This Agreement is
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          solely for the benefit of the parties hereto and shall not confer upon third parties any remedy, claim, cause or action or other right in addition to those existing without reference to this Agreement.

                    10.  ENTIRE AGREEMENT.  This Agreement constitutes the
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          entire agreement between the parties with respect to the subject matters covered and hereby and supersedes and prior agreement or understanding between the parties with respect to those matters.

                    11.  ASSIGNMENT; AMENDMENT; WAIVER.  This Agreement is
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          not assignable.  Neither the rights nor the duties arising hereunder may be assigned or delegated. This Agreement may not be amended nor may any rights hereunder be waived except by an instrument in writing signed by the party sought to be charged with the amendment or waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

                    12.  GOVERNING LAW.  This Agreement shall be construed
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          in accordance with and governed by the laws of the Commonwealth of Massachusetts, without giving effect to the provisions, policies or principles thereof relating to choice or conflict of laws.

                    13.  HEADINGS.  The section and other headings
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          contained in this Agreement are for references purposes only and shall not effect the meaning or interpretation of this Agreement.



                               [signature page follows]

                    IN WITNESS WHEREOF, the parties have caused in this Agreement to be duly executed as of the date and year first above written.


                                   ADVANCED NMR SYSTEMS, INC.


                                   By: /s/ Enrique Levy
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                                        Name:Enrique Levy
                                        Title: President


                                   ADVANCED MAMMOGRAPHY SYSTEMS, INC.


                                   By:  /s/ Jack Nelson
                                      ----------------------------------
                                        Name: Jack Nelson
                                        Title: Chairman